Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American Water Works Company, Inc. of our report dated February 19, 2019 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in American Water Works Company, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
December 19, 2019